UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Completion of Merger

As previously disclosed, on July 14, 2023, TRxADE HEALTH, Inc., a Delaware corporation (the “Company” or “MEDS”) entered into a certain Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”) with Superlatus, Inc., a U.S.-based holding company of food products and distribution capabilities (“Superlatus”) and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

On July 31, 2023 (the “Closing Date”), the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the A&R Merger Agreement (the “Merger”), pursuant to which the Company acquired Superlatus by way of a merger of the Merge Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the Merger.

Under the terms of the A&R Merger Agreement, at the closing of the Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company, representing 19.9% of the total issued and outstanding common stock of the Company after the consummation of the Merger and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of 100 to one.

MEDS Rights

In connection with the Merger, effective one (1) business day immediately prior to the Closing Date (the “MEDS Rights Record Date”), the Company issued to the shareholders of the Company as of the MEDS Rights Record Date, including the independent directors who are entitled to certain amount of common stock of the Company in connection with their 2023 annual compensation and regardless of whether the common stock has been issued or vest before the MEDS Rights Records Date (collectively, the “MEDS Rights Shareholders”) a non-transferrable right to receive one share of common stock of the Company at no cost (the “MEDS Rights”), with seven (7) MEDS Rights issued per share of common stock of the Company held as of the MEDS Rights Record Date, conditioned upon their execution of a Registration Rights Agreement. The MEDS Rights are not actionable or transferable until registration; provided they become transferable one year after the date of the Merger if no registration has occurred.

Lock-Up Agreement

In connection with the Merger, certain Superlatus shareholders as of immediately prior to the Merger, and certain directors and officers of MEDS as of immediately prior to the Merger, entered into lock-up agreements with the Company, pursuant to which each such stockholder will be subject to a 360 day lockup on the sale or transfer of shares of common stock or securities convertible into or exercisable for or exchangeable for common stock held by each such stockholder at the closing of the Merger (the “Lock-up Agreements”).

Item 2.01 Completion of Acquisition of Disposition of Assets

On July 31, 2023, the Company completed the Merger with Superlatus. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 31, 2023, in connection with the Merger, the Board appointed Candice Beaumont as a director of the Board, effective as of July 31, 2023, to serve until the Company’s 2024 annual meeting of stockholders or until his successor is duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Beaumont is the Executive Director of Superlatus. She has more than two decades of executive experience in finance, banking, M&A and investments. She currently serves as chairperson of Salsano Group, a Panama-based family office and holding company with investments in over one hundred (100) companies across multiple sectors, including global real estate, luxury goods, consumer, technology, and media. Ms. Beaumont is also Chief Investment Officer at L Investments, a family office that is invested in a broad portfolio of public and private equity.

Previously, as a banker at Lazard Frères, the world’s largest independent investment bank, Ms. Beaumont executed more than $20 billion in merger and acquisition advisory engagements. She also served as the private equity principal at Argonaut Capital, a global macro hedge fund. She began her career in corporate finance at Merrill Lynch. Ms. Beaumont is a member of the board of directors of several SPACs, including Clean Earth Acquisition Corp. (Nasdaq: CLINU). She is also serves as an advisor to Athena Technology Acquisition Corp (NYSE: ATHN.U) and Springwater Situations Corp. (NASDAQ: SWSSU).

Ms. Beaumont is an advisory board member of the Family Office Association, a global membership organization exclusive to single family offices and families of significant wealth. She is a NYU Stern Family Office Council member and serves on its steering committee. She also serves on the steering committee of the Yale University School of Management College of Family Offices, as well as the Princeton University Council of Family Offices and Endowments.

No family relationships exist between Candice Beaumont and any of the Company’s directors or other executive officers. There are no transactions to which the Company is or was a participant and in which Candice Beaumont had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On July 31, 2023, the Company issued a press release announcing the closing of the Merger and the compliance with Nasdaq’s listing rule 5550(b)(1). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

As previously disclosed, the Company received a notice from The Nasdaq Stock Market LLC’s (“Nasdaq”) Hearings Panel (the “Panel”), that the Panel had granted the Company an extension until July 31, 2023, to demonstrate compliance with the $2,500,000 minimum stockholders’ equity requirement, as outlined in the Nasdaq’s listing rule 5550(b)(1). As a result of the transactions described in this Form 8-K, the Company now has stockholders’ equity above the minimum stockholders’ equity requirement for continued listing of $2,500,000.

Nasdaq will continue to monitor our ongoing compliance with the minimum stockholders’ equity requirement and, if at the time of our next periodic report our company does not evidence compliance with the minimum stockholders’ equity requirement, we may be subject to delisting. There can be no assurance that our company will be able to maintain compliance with the minimum stockholders’ equity requirement.

The information set forth under Item 1.01 is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit
2.1	Amended and Restated Agreement and Plan of Merger, dated July 14, 2023 by and between TRxADE Health, Inc. and Superlatus, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on July 14, 2023)
10.1	Form of Lock-Up Agreement.
10.2	Form of MEDS Shareholder Registration Rights Agreement for MEDS Rights
99.1	Press Release dated July 31, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: July 31, 2023